EXHIBIT 10.4
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                         EMPLOYMENT AGREEMENT


     This Agreement (the "Agreement") is made and entered into as of December 31, 1998 by and between Jay E. Schmidt (the "Executive") and Banyan Strategic Realty Trust (the "Trust").


                               RECITALS:

     A. The Trust desires to enter into an employment agreement with the Executive on the terms and conditions set forth herein.

     B. The Executive desires to enter into an employment agreement with the Trust on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Executive do hereby agree as follows:

     1. EMPLOYMENT DUTIES. The Trust agrees to employ the Executive as the Vice President - Acquisitions of the Trust to perform such duties as the Trust's Board of Trustees (the "Board") or the Trust's President and Chief Executive Officer may reasonably assign or delegate to the Executive from time to time consistent with this position.

     2. PERFORMANCE. The Executive accepts the appointment described in SECTION 1 and agrees to faithfully and diligently perform the services described in SECTION 1.

     3. TERM. The term of employment under this Agreement shall begin as of January 1, 1999 and shall remain in effect for a period of one (1) year, ending on December 31, 1999, unless sooner terminated as provided in
SECTION 6 (the "Employment Period"). The Employment Period shall be automatically renewed for successive one (1) year periods unless: (a) the Trust gives the Executive written notice of non-renewal at least ninety
(90) days in advance of the end of the Employment Period; or (b) the Executive terminates in accordance with SECTION 6(c) hereof.

     4. SALARY. For the services to be rendered by the Executive hereunder, the Trust shall pay the Executive an annual base salary equal to $176,680 (the "Salary"). All Salary due the Executive shall be paid in the manner and frequency in which the Trust customarily pays its employees.

Except as may be expressly provided for in SECTION 7, the Trust may, but shall be under no obligation to, pay the Executive compensation by way of bonus or otherwise in any year in excess of the Salary.

     5. OTHER BENEFITS. The Executive shall be eligible for all non-wage benefits the Trust provides generally to its other salaried employees.

In addition, the Trust shall reimburse the Executive for reasonable, ordinary and necessary business expenses incurred by the Executive in connection with performing his duties under this Agreement; PROVIDED, HOWEVER, that the Executive shall provide the Trust with an accounting conforming to Internal Revenue Service or other requirements substantiating the nature of all reimbursable expenses. All reimbursable expenses shall be payable to the Executive within a reasonable time after receipt of the appropriate documentation.




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     6.    TERMINATION.  This Agreement may only be terminated prior to expiration on the following grounds:

           (a) "JUST CAUSE". The Trust may terminate this Agreement and the Executive for "Just Cause." For purposes of this SECTION 6(a), "Just Cause" shall mean the occurrence of any one or more of the following events:

                 (i) the Executive is convicted of, or a civil judgment is entered against the Executive for, theft or embezzlement of Trust property;

                 (ii) a civil judgment is rendered against the Executive for breach of a duty of loyalty owed to the Trust;

                 (iii)the Executive is convicted of a felony resulting in injury to the business, property or reputation of the Trust or any affiliate of the Trust;

                 (iv) the Executive breaches the obligations set forth in
SECTION 8(b) or (c) of this Agreement;

                 (v) the Executive refused, or willfully failed, to perform his material duties under this Agreement;

                 (vi) the Executive committed intentional acts that caused material damage to the business or property of the Trust; or

                 (vii)the Executive performed his material duties under this Agreement in a manner that constituted gross negligence which caused or is causing material damage to the business or property of the Trust.

           (b) "CHANGE OF CONTROL". The Trust may terminate this Agreement and the Executive at any time within twelve calendar months following a "Change of Control." For purposes of this Agreement, "Change of Control" shall mean: (i) the members of the Board as of the date of this Agreement fail to constitute a majority of the members of the Board, provided that any individual becoming a member of the Board with the consent of the Trust's President and Chief Executive Officer at the time the individual becomes a board member shall be treated as if he or she were a member of the Board as of the date of this Agreement; or (ii) the shareholders of the Trust adopt a plan of liquidation or take other action having the effect of a plan of liquidation without the recommendation or approval of the Board.

           (c) TERMINATION BY EXECUTIVE. The Executive may terminate this Agreement and his employment at any time by giving notice in writing to the Trust at least ninety (90) days in advance of the termination date set forth in the notice ("Executive Termination").



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     7.    EFFECT OF TERMINATION OR NON-RENEWAL.

           (a) TERMINATION. If the Trust terminates this Agreement and the Executive for "Just Cause" under SECTION 6(a) or the Executive terminates this Agreement and his employment under SECTION 6(c), the Trust shall have no further obligations hereunder, except for the obligations, if any, set forth in SECTIONS 5 and 9 hereof. If the Trust terminates this Agreement or the Executive for any reason other than as set forth in SECTIONS 3 and 6(a) hereof, the Trust shall immediately pay the Executive an amount equal to the Salary that Executive would have earned during the remaining term of the Agreement but for the termination plus Salary for twelve (12) additional months and provide Executive with coverage, at Trust's expense, under the Trust's group health and life insurance policies for the same period; provided further that if the Executive is terminated under SECTION 6(b) for a "Change of Control," the Trust shall also immediately pay Executive an amount equal to Executive's incentive bonus for the most recently completed fiscal year. By way of example, if the Executive is terminated under SECTION 6(b) for a "Change of Control" on June 30 and the Agreement would otherwise expire by its terms in six (6) calendar months, the Trust would be required to pay the Executive eighteen
(18) months of Salary at the rate set forth in SECTION 4; six (6) months remaining term plus twelve (12) additional months, provide Executive with health and life insurance for eighteen (18) months and pay Executive an amount equal to the incentive bonus Executive received for the most recently completed fiscal year. Nothing contained herein shall excuse the Trust from its obligation to pay any compensation already due the Executive under this Agreement, but not paid, at the time of termination, or from the obligation to provide the Executive with any benefits already due under this Agreement at the time of termination.

           (b) NON-RENEWAL. If the Trust does not renew this Agreement in accordance with SECTION 3, the Trust shall pay Executive within fifteen
(15) business days of expiration of this Agreement, severance in an amount equal to one-half of the Salary set forth in SECTION 4. The severance provided hereunder shall be Executive's sole remedy if the Trust does not renew this Agreement; provided, however, that for purposes of this SECTION 7(b), if a "Change of Control" has occurred within twelve (12) months of the expiration of the Agreement, then the decision not to renew this Agreement will be treated as a termination under SECTION 6(b) above, and the Trust shall be obligated to pay the Executive an amount equal to the Salary calculated in accordance with SECTION 7(a) above.

     8.    OTHER ACTIVITIES OF THE EXECUTIVE.  The Executive shall:

           (a) be required to devote such working time and attention to the Trust's business as is necessary to carry out his responsibilities hereunder;

           (b) not engage in any activity which may be adverse to the Trust's business, appropriate or usurp business opportunities or engage or invest in businesses or assets which compete directly or indirectly with the Trust; provided that the Executive may invest in publicly-traded entities which are engaged in lines of businesses similar to the Trust; and

           (c) not become an officer, director or ten percent (10%) shareholder of any such entity.



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     The obligations and limitations set forth in (b) and (c) above shall be in addition to those provided by law.

     9. INDEMNIFICATION. The Trust shall indemnify and hold harmless the Executive from liabilities which the Executive may incur resulting from or arising out of any act undertaken in connection with the Executive's duties under this Agreement in the same manner and to the same extent as the Trust is permitted to indemnify any trustee or other officer of the Trust under the Trust's Second Amended and Restated Declaration of Trust, as it may be amended.

     10.   GENERAL PROVISION.

           (a) NOTICE. Any notice required or permitted hereunder shall be made in writing either by: (i) actual delivery of the notice into the hands of the party entitled; or (ii) depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.

     If to the Trust:

                 Banyan Strategic Realty Trust
                 Suite 2900
                 150 South Wacker Drive
                 Chicago, Illinois  60606
                 Attn:  Leonard G. Levine

     with a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Suite 2500
                 Chicago, Illinois  60611
                 Attn:  Michael J. Choate, Esq.

     If to the Executive:

                 Jay E. Schmidt
                 150 South Wacker Drive
                 Suite 2900
                 Chicago, Illinois  60606

     with a copy to:








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     The notice shall be deemed to be received in the case of (i) on the date of its actual receipt by the party entitled thereto and in the case of
(ii) on the third business day following the date of mailing.

           (b) AMENDMENT, MODIFICATION AND WAIVER. No amendment or modification to this Agreement shall be valid or binding on the Trust unless made in writing and signed by an officer of the Trust duly authorized by the Board or upon the Executive unless made in writing and signed by the Executive. The waiver by the Trust or the Executive of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

           (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Executive's duties and annual base cash compensation; and there are no representations, warranties, agreements or commitments between the parties hereto with respect to these duties or compensation except as set forth herein.

           (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

           (e) PROVISIONS SEVERABLE. If any provision of this Agreement shall, for any reason, be held unenforceable, the provision shall be severed from this Agreement unless, as a result of severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of any specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

           (f) ASSIGNMENT. Except as provided herein, the Executive may not, under any circumstances, delegate any of his rights and obligations hereunder without the prior written consent of the Trust. This Agreement and all of the Trust's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Trust.

           (g) COST OF ENFORCEMENT. In any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing parties shall, in addition to all of the remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or the arbitrator.

     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.

                                       BANYAN STRATEGIC REALTY TRUST

                                       By:_________________________
                                       Name: Leonard G. Levine
                                       Title: President

                                       EXECUTIVE

                                       ______________________________
                                       Jay E. Schmidt